Right Management Consultants, Inc.

            Exhibit 11 - Consolidated Earnings Per Share Calculation
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                                                 For the Three Months          For the Six Months
                                                    Ended June 30,                Ended June 30,
                                                 1997           1996           1997           1996
Primary EPS

Net income                                    $1,196,000     $2,597,000     $1,921,000     $5,006,000
                                              ==========     ==========     ==========     ==========

Weighted average number of shares
issued and outstanding                         6,582,000      6,303,000      6,549,000      6,224,000

Dilutive effect (excess of number
of shares issuable over number
of shares assumed to be issued
using the average market price
during the period) of
outstanding options                              138,000        506,000        202,000        496,000
                                              ----------     ----------     ----------     ----------



Adjusted weighted average number
of shares outstanding                          6,720,000      6,809,000      6,751,000      6,720,000
                                              ==========     ==========     ==========     ==========

Earnings per common share                          $0.18          $0.38          $0.28          $0.75
                                              ==========     ==========     ==========     ==========



Fully Diluted EPS

Net income                                    $1,196,000     $2,597,000     $1,921,000     $5,006,000
                                              ==========     ==========     ==========     ==========

Weighted average number of shares
issued and outstanding                         6,582,000      6,303,000      6,549,000      6,224,000

Dilutive effect (excess of number
of shares issuable over number of
shares assumed to be issued using the
greater of the market price at the end
of the period or the average market price
during the period) of outstanding options        155,000        521,000        202,000        573,000
                                              ----------     ----------     ----------     ----------


Adjusted weighted average number
of shares outstanding                          6,737,000      6,824,000      6,751,000      6,797,000
                                              ==========     ==========     ==========     ==========

Earnings per common share                          $0.18          $0.38          $0.28          $0.74
                                              ==========     ==========     ==========     ==========

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